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                                                                EXHIBIT 10.20

April 29, 1997



Mr. Geoffrey R. Cluett
89 Bridle Path
Sudbury, MA  01776


Dear Geoff:

It is with pleasure I offer you the position of Comshare's Senior Vice President, EMEA (Europe, Middle East, Africa) Field Operations, reporting directly to me. The position is based in London, England. You will be an employee of Comshare Limited.

Your responsibilities will be to direct the strategic vision of the Field Sales, Consulting and Field Marketing organizations in EMEA. You also will be responsible to provide leadership and support the formulation of overall Comshare strategy and to ensure coordination with other company organizations. You will participate as a contributing member of the company's senior management team.

Your starting salary will be pounds sterling 10,833 monthly. You will also participate in a bonus and incentive plan effective July 1, 1997, which will be comparable to plans for other senior executives. The plan is expected to provide for, among other things, a share of an award pool primarily based upon company earnings, a share option plan, minimum stock ownership, and the right to acquire company shares through a note payable to Comshare. You will also be eligible to participate in other benefit plans and programs including optional supplemental life insurance, private health and dental care, income tax advice and preparation, a regular stock purchase program, a money purchase pension plan, and all plans generally available to Comshare employees. You will be provided a car, or allowance, in accordance with the Company Car Policy; however, a specific car that was used by the


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previous holder of the position will be provided for the approximate 2 1/2 year remainder of its lease.

In addition, the Board of Directors also has agreed to grant you an option to purchase 30,000 shares of Comshare common stock under the terms of the company stock option plan. The grant will be initiated at the first Board of Director's Compensation Committee meeting after the start of your employment.

Comshare wishes to support your move to allow maximum productivity and minimum disruption. Necessary and reasonable costs will be reimbursed or paid for house hunting in the London area, interim travel, temporary living expenses up to pounds sterling 2,000, final trip to your new location, shipment of household goods including temporary storage up to 30 days, incidental expense allowance of pounds sterling 5,000 which includes costs related to disposal of your two automobiles and boat, two percent (2%) of your current home sale price, if you sell it yourself or if through a Realtor, legal fees, brokerage and closing costs, double occupancy reimbursement for up to two months for interest, taxes and insurance costs of your old residence, costs of closing your new home including escrow fees, legal fees, title costs and loan origination fees, and up to 90 days' interest on a bridge loan to purchase a primary residence.

As some relocation expenses reimbursed or paid on your behalf are considered taxable income by the Inland Revenue and/or the IRS, relocation payments made by Comshare that do not qualify as "moving" or employee business expense will be grossed up to offset some of the added income tax burden.

Should you voluntarily leave the employ of Comshare Limited within one year after your start, you agree to return to the company amounts reimbursed or paid for relocation expenses and any related gross up.

As a prior condition of employment, you must sign an Employment Application form, an agreement to adhere to the


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Comshare Limited Terms and Conditions of Employment with a U.K. Noncompetition
Addendum, and a Comshare, Incorporated Noncompetition Agreement. I have enclosed copies of each of these forms.

Geoff, based on our discussions together, your experience and your background, I think you will find this position challenging and rewarding. I am looking forward to adding your strengths to the management team and look forward to your starting on May 1, 1997. Please return a signed copy of this letter by that day, at which time this offer will expire.

Sincerely,

FOR COMSHARE, INC and COMSHARE LIMITED


/s/ T. Wallace Wrathall
------------------------------
T. Wallace Wrathall


Enclosures



AGREED:


/s/ Geoffrey R. Cluett
------------------------------
Geoffrey R. Cluett

April 30, 1997
------------------------------
Date







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                                  AGREEMENT

        THIS AGREEMENT is made this 30th day of April, 1997, between GEOFFREY
R. CLUETT ("Cluett"), a resident of the United States, and COMSHARE, INCORPORATED ("Comshare"), a Michigan corporation.


                                  RECITALS

        A. Cluett is being appointed as an executive officer of Comshare, Incorporated and as an employee of its subsidiary Comshare Limited. (As used in this Agreement, Comshare, Incorporated and its subsidiaries are referred to collectively as "Comshare.")

        B. Contemporaneously, Cluett is entering into other employment related agreements, including but not limited to the Terms and Conditions of Employment and a Noncompetition Agreement with Comshare Limited (collectively the "Employment Agreements").

        C. Because of the global nature of Comshare's business and the senior position to be occupied by Cluett, Comshare and Cluett need to provide for certain business requirements of Comshare in addition to those provided for in the Employment Agreements.


                                  AGREEMENT

        In consideration of the stated recitals and of the promises and mutual covenants contained herein, it is hereby agreed between Cluett and Comshare as follows:

        1. Noncompetition.

           (a) For a period of two years after he ceases to be employed by Comshare, Cluett will not perform services anywhere in the world for a competitor of Comshare, whether such services are provided as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 1 percent of the equity securities of any entity whose securities are listed or traded on any recognized public exchange), consultant, advisor, agent, or in any other capacity. As used in this Agreement, a competitor is defined as any entity engaged in the licensing or distribution of decision support software applications or tools or in the provision of services connected with such software products and whose products or services are at that time or are designed to be competitive with Comshare products or services.




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                (b) If Cluett is unsure whether a particular entity which he has under serious consideration would be construed by Comshare as a competitor, he may submit a written request to the President of Comshare for a determination. Comshare shall respond in writing within fifteen (15) days after receipt of the notice. If Comshare either states that the entity is not a competitor or does not respond within the prescribed time period, then Cluett may accept employment with that entity without breach of this section 1. If Cluett does not become employed by the entity in question within three (3) months after receipt of Comshare's acceptance (or deemed acceptance), however, then Comshare's acceptance shall be automatically revoked and may be reinstated only if Cluett submits a new request and the above procedure is repeated.

                (c) Cluett agrees that the nature and the extent of the restrictions in this section 1 are reasonable, are designed to eliminate competition which otherwise would be unfair to Comshare, do not stifle his inherent skill and experience, would not operate as a bar to Cluett's sole means of support, and are required to protect the legitimate interests of Comshare. If the provisions of this section are found by any court having jurisdiction to be unreasonably broad to any extent, then the restrictions shall nevertheless remain effective, but shall be deemed amended (solely for the purposes of jurisdiction of such court) as may be considered to be reasonably necessary by such court, and as so amended shall be enforced.

        2. Confidentiality. Cluett shall not, during his employment by Comshare or at any time thereafter, use for his own purposes or publish or divulge to any other person, firm or corporate body whatsoever, except in the proper course of his duties, any information relating to trade secrets or software owned, developed or used by Comshare or any other information of a confidential nature relating to the business, management, finances, dealings, transactions or affairs of Comshare which may have come to his knowledge in the course of his employment. Cluett's obligations under this section 2 shall not apply to any information which comes into the public domain through no fault of his.

        3. Non-solicitation. For a period of one year following the termination of his employment (irrespective of the reason for such termination) Cluett will not, whether on his own behalf or on behalf of any other person, firm, company or entity: (i) directly or indirectly solicit or attempt to solicit or obtain in competition with Comshare the custom of, or orders from, any person, firm, corporation or other entity who or which during the 18 months preceding the termination of his employment was a customer or prospective customer of Comshare; nor (ii) directly or indirectly endeavor to entice any person who was an employee of Comshare at any time during Cluett's employment to become employed or provide services to any other person, firm, company or entity (whether in breach of his or her contract of employment or otherwise).

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        4. General.  This Agreement shall be construed in accordance with the laws of the State of Michigan, and Cluett hereby submits to the jurisdiction of the state and federal courts located in the State of Michigan with respect to any claim or action brought under this Agreement. In the United Kingdom, this Agreement shall have no effect and is superseded by the Employment Agreements. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof.



/s/ Jane Franklin                       /s/ Geoffrey R. Cluett
-----------------------                 --------------------------------
Witness                                 Geoffrey R. Cluett


May 1, 1997
-----------------------
Date

                                        COMSHARE, INCORPORATED:


/s/ Kathryn A. Jehle                    /s/ T. Wallace Wrathall
-----------------------                 --------------------------------
Witness                                 By:  T. Wallace Wrathall
                                             President and CEO

May 1, 1997
-----------------------
Date






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                          NON COMPETITION AGREEMENT


THIS AGREEMENT dated this 1st day of May, 1997.

BETWEEN

        COMSHARE LIMITED whose registered office is 22 Chelsea Manor Street, London SW3 5RL ("the Company"),

and

        GEOFFREY R. CLUETT, of 89 Bridle Path, Sudbury, MA 01776, U.S.A. ("the Executive").


                                  RECITALS

        A. The Executive is being appointed as an executive officer of Comshare, Incorporated and as an employee of its subsidiary Comshare Limited.

        B. Contemporaneously, Executive is entering into other employment related agreements, including but not limited to the Terms and Conditions of Employment of Comshare Limited and a Noncompetition Agreement with the Comshare, Incorporated (collectively the "Employment Agreements").

        C. The business of the Company is worldwide and both parties acknowledge that by virtue of the Executive's employment with the Company he will gain knowledge of and have access to all of the Company's trade secrets, confidential information, business plans and strategies, so that the Executive agrees to be bound by the post-termination restrictions set out below.


                                  AGREEMENT

        In consideration of the Executive's employment with the Company, the following terms shall apply:




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1.  NON-COMPETITION:

        1.1 The Executive hereby agrees that he shall not (without the consent in writing of the Company) for a period of twelve months immediately following the termination of his employment within the Prohibited Area and whether on his own account or in conjunction with or on behalf of any other person, firm, company or other organisation, and whether as an employee, director, principal, agent, consultant or in any other capacity whatsoever in competition with the Company be directly or indirectly employed or engaged in or perform services in respect of, or be concerned with:

        1.2 the research into, development, manufacture, supply or marketing of any product which is of the same or similar type to any product researched, or developed, or manufactured, or supplied or sold, or marketed by the Company during the twelve (12) months immediately preceding the Termination Date;

        1.3 the development of provision of any services (including but not limited to technical and product support, or consultancy or customer services) which are of the same or similar type to any services provided by the Company during the twelve months preceding the Termination Date;

            PROVIDED ALWAYS that the provisions of this Clause 1 shall apply only in respect of products or services with which the Executive was either personally concerned or for which he was responsible whilst employed by the Company during the twelve months immediately preceding the Termination Date.

2.  NON-SOLICITATION OF EMPLOYEES:

        The Executive hereby agrees that he will not for a period of twelve
(12) months immediately following the termination of his employment either on his own account or in conjunction with or on behalf of any other person, company, business entity, or other organisation whatsoever directly or indirectly induce, solicit, entice or procure, any person who is a Company Employee to leave such employment, where that person is:

        2.1 a Company Employee on the Termination Date; or

        2.2 had been a Company Employee in any part of the twelve (12) months immediately preceding the Termination Date except where the President of Comshare Incorporated gives his written approval.



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3.  ASSOCIATED COMPANIES:

        Clauses 1 and 2 in this Agreement shall apply as though references to the "Associated Company" were substituted for references to "Company". The obligations undertaken by the Executive pursuant to this Agreement shall, with respect to each Associated Company, constitute a separate and distinct covenant and the invalidity or unenforceability of any such covenant shall not affect the validity or enforceability of the covenants in favor of the Company or any other Associated Company PROVIDED ALWAYS that this Clause 3 shall only apply to those Associated Companies to whom the Executive gave his services or with whom he had been concerned in the twelve (12) months immediately preceding the Termination Date.

4.  DEFINITIONS:

        For the purposes of this Agreement the following words and cognate expressions shall have the meanings set out below:

        4.1 "Customer" shall mean any person, firm, company or other organisation whatsoever to whom the Company has supplied goods or services.

        4.2 "Prospective Customer" shall mean any person, firm, company or other organisation whatsoever to whom the Company has offered to supply goods or services, or to whom the Company has provided details of the terms on which it would or might be willing to supply goods or services, or with whom the Company has had any negotiations or discussions regarding the possible supply of goods or services.


        4.3 "Associated Company" includes any firm, company, corporation or other organisation which:

        4.3.1  is directly or indirectly controlled by the Company; or

        4.3.2  directly or indirectly controls the Company; or

        4.3.3 is directly or indirectly controlled by a third party who also directly or indirectly controls the Company; or

        4.3.4 is the successor in title or assign of the firms, companies, corporations or other organisations referred to above.

        4.4 "Company" shall mean Comshare Limited and its successors in title and assigns.

        4.5    "Prohibited Area" means:




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        4.5.1  the United Kingdom;

        4.5.2 any other country in the world where, on the Termination Date, the Company develops, sells, supplies, manufactures or researched its products or services and in respect of which the Executive has been responsible (whether alone or jointly with others), concerned or active on behalf of the Company during any part of the two years immediately preceding the Termination Date.

        4.6 "Company Employee" means any person who was employed in sales, marketing, product development, technical support, customer support and implementation by the Company or any Associated Company or as a director and

        4.6.1 with whom the Executive had personal contact or dealings in performing his duties of employment; or

        4.6.2  who reported to the Executive; or

        4.6.3 who had material contact with customers or suppliers of the Company in performing his or her duties of employment with the Company or any Associated Company (as applicable); or

        4.6.4 who was a member of the management team including the worldwide management of the Company or any Associated Company or a director of the Company or any Associated Company.

5.  OTHER TERMS AND CONDITIONS.

        The Executive also agrees to adhere to the Company's Terms and Conditions of Employment except as varied by the specific terms of this Agreement.




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6.  JURISDICTION

        The Executive agrees that this Agreement shall be subject to English law and both parties agree to the exclusive jurisdiction of the English courts.

        SIGNED by or on behalf of the parties on the date first above written:


                                                COMSHARE LIMITED

                                                /s/ T. Wallace Wrathall
                                                --------------------------
                                                T. Wallace Wrathall

                                                April 30, 1997
                                                --------------------------
                                                Date

                                                /s/ Geoffrey R. Cluett
                                                --------------------------
                                                Geoffrey R. Cluett

                                                April 30, 1997
                                                --------------------------
                                                Date






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